                      EXHIBIT A (Pursuant to Items 7 and 8)


Identification of Subsidiary (Item 7):
-------------------------------------

Joint Filer, BOL.US Online, Inc.


Members of the Group (Item 8):
-----------------------------

Barnes & Noble, Inc. (3)

B&N.com Holding Corp. (3)

Bertelsmann AG (3)

BOL.US Online, Inc. (3)

                                      NOTES

(1) As described in the Issuer's May 24, 1999 Form S-1, Bertelsmann AG and Barnes & Noble, Inc. established the business of the Issuer's operating subsidiary barnesandnoble.com llc under the October 31, 1998 Formation Agreement, and prior to the Issuer's May 24, 1999 initial public offering, reporting person Bertelsmann AG, through its wholly owned subsidiary, joint filer BOL.US Online, Inc., held 57,500,000 Membership Units in barnesandnoble.com llc and 1 share of the Issuer's Class C Common Stock.

(2) Neither reporting person Bertelsmann AG nor joint filer BOL.US Online, Inc. owns any shares of the Issuer's Class A Common Stock. Bertelsmann AG owns, indirectly through its wholly-owned subsidiary, joint filer BOL.US Online, Inc., 57,500,000 Membership Units in the Issuer's subsidiary barnesandnoble.com llc, and 1 share of the Issuer's Class C Common Stock, which are currently convertible into 57,500,001 shares of the Issuer's Class A Common Stock.

(3) Reporting person Bertelsmann AG and its wholly-owned subsidiary BOL.US Online, Inc. are or may be deemed to be members of a "group" with Barnes & Noble, Inc. and its subsidiary B&N.com Holding Corp., as parties under the May 28, 1999 Stockholder's Agreement, which addresses the disposition and voting of, on a fully converted basis, an aggregate of 115,000,002 shares of the Issuer's Class A Common Stock, as described in the Issuer's May 24, 1999 Form S-1. Bertelsmann AG and BOL.US Online, Inc. disclaim the existence of the group, and disclaim beneficial ownership of any securities owned by Barnes & Noble, Inc.
or B&N.com Holding Corp.

(4) These securities are held indirectly by reporting person Bertelsmann AG through its wholly-owned subsidiary, joint filer BOL.US Online, Inc.

(5) These securities are held directly by joint filer BOL.US Online, Inc., a wholly-owned subsidiary of reporting person Bertelsmann AG.

578918.1



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